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                         [PRICEWATERHOUSECOOPERS LOGO]




We hereby consent to the use in this Registration Statement on Form N-4 (Registration No. 333-03963) of our report dated March 31, 1999, on the financial statements (statutory basis) of Acacia National Life Insurance Company and our report dated April 30, 1999 on the financial statements of Acacia National Variable Annuity Separate Account II, which appear in the Registration Statement. We also consent to the reference to us under the caption "Experts".




                                                  /s/ PricewaterhouseCoopers LLP
Washington, D.C.                                      PricewaterhouseCoopers LLP
April 21, 2000